Exhibit 99.1
3Q25 Earnings Conference Call FlushingBank.com October 30, 2025 Building Rewarding Relationships

Safe Harbor Statement “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Presentation relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements. FlushingBank.com | NSQ: FFIC 2

FlushingBank.com | NSQ: FFIC 3 2025 Financial Highlights ▪ Liquidity remains strong with $3.9 billion of undrawn lines and resources at quarter end ▪ Asset Quality Stable to Improving • 3Q25 Net charge-offs totaled 7 bps (18 bps in 3Q24, and 15 bps in 2Q25) • NPAs to assets of 70 bps at 3Q25 (59 bps at 3Q24 and 75 bps at 2Q25) ▪ Tangible common equity ratio of 8.01%, up 101 bps YoY ▪ Profitability Improved as GAAP and Core NIM Expansion of 10bps QoQ • GAAP NIM increased to 2.64% • Core NIM expands to 2.62% ▪ Noninterest Bearing Deposits increased 7.2% QoQ compared to 4.2% in 2Q25 • Average noninterest bearing deposits increased 2.1% QoQ and 5.7% YoY Improve Profitability Maintain Credit Discipline Preserve Strong Liquidity and Capital

FlushingBank.com | NSQ: FFIC 4 Area of Focus: Improving Profitability ▪ Both GAAP and Core NIM expanded 10 bps QoQ, respectively ▪ Real estate loans to reprice ~147 bps higher through 2027 ▪ Noninterest bearing deposit growth ▪ Continue to invest in the business ▪ Focused on improving ROAE over time ▪ Capital to grow as profitability improves

FlushingBank.com | NSQ: FFIC 5 NIM Expansion GAAP & Core NII and NIM Increase 2.10% 2.39% 2.51% 2.54% 2.64% See Appendix for definitions of Core NII FTE and Core NIM GAAP NIM FTE Net Interest Income and Margin ($ Millions) $45.0 $48.2 $52.8 $53.0 $53.6 2.07% 2.25% 2.49% 2.52% 2.62% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% $10. 0 $20. 0 $30. 0 $40. 0 $50. 0 $60. 0 3Q24 4Q24 1Q25 2Q25 3Q25 Core NII FTE Core NIM FTE Core NII FTE increased by $8.6 million or 19.1 % YoY

FlushingBank.com | NSQ: FFIC 6 $175 $739 $1,003 4.60% 4.76% 4.64% 5.88% 6.29% 6.11% (1 50) 50 250 450 650 850 1,0 50 1,2 50 1,4 50 1,6 50 Remainder of 2025 2026 2027 Adjustable Loan Repricing Maturing Fixed Rate Total Loan Repricing Current Rate Repricing Rate Contractual Real Estate Loan Repricing to Drive NIM Expansion Loan Repricing ($ Millions) +128 bps; $2.21 Repricing based primarily on 5-year FLHB-NY advance rate + a spread Floating rate loans, not shown above, include any loans (including back-to-back swaps) tied to an index that reprices within 90 days; Including interest rate hedges of $480 million, $1.8 billion or ~27% of the loan portfolio is effectively floating rate Index values as of September 30, 2025 1 Assumes 100% retention; Annualized interest income 2 Based on the underlying index value on June 30, 2025 ▪At June 30, 2025, $96.1 million of loans were due to reprice in 3Q25 at 199 bps higher to 6.42%2 ▪ 80% repriced and remained with the Bank at a weighted average rate of 6.65% (222 bps higher) and there aren’t any loans that are nonaccrual +153 bps; $11.31 +147 bps; $14.71

FlushingBank.com | NSQ: FFIC 7 Total Average Deposits ($ Millions) Noninterest Bearing Deposits Increase $7,464 $7,450 $7,561 $7,607 $7,346 3.55% 3.21% 3.02% 3.10% 3.11% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 0 100 0 200 0 300 0 400 0 500 0 600 0 700 0 800 0 3Q24 4Q24 1Q25 2Q25 3Q25 Noninterest Bearing NOW Accounts Savings Money Market CDs Mortgage Escrow Deposit Cost ▪Noninterest bearing deposits increased 5.7% YoY ▪ Incentive plans emphasize noninterest bearing deposits

FlushingBank.com | NSQ: FFIC 8 Area of Focus: Maintain Credit Discipline ▪ Low risk profile ▪ Conservative loan underwriting ▪ History of low credit losses ▪ Enhanced focus on relationship pricing

FlushingBank.com | NSQ: FFIC 9 Net Charge-offs Significantly Outperforming the Industry; Strong DCR NCOs / Average Loans1 1 “Industry” includes all U.S. Commercial Banks per S&P Capital IQ 2 Based on most recent Annual Loan Review 3 Based upon a sample size of 62% of multifamily and investor real estate loans schedule to reprice within 36 months as of December 31, 2024 4 Based on appraised value at origination ▪ Multifamily and Investor CRE portfolios debt coverage ratios (DCR) at ~1.7x2 ▪ Charge-offs limited due to DCR stress testing and underwriting practices: ▪ 200 bps shock increase in rates produces a weighted average DCR of ~1.52x3 versus a base of 2.05x3 ▪ 10% increase in operating expense yields a weighted average DCR of ~1.84x3 ▪ 200 bps shock increase in rates and 10% increase in operating expenses results in a weighted average DCR ~1.363 ▪ In all scenarios, weighted average CLTV is less than 50%3,4 -0.50% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 9M25 FFIC Industry

FlushingBank.com | NSQ: FFIC 10 Noncurrent Loans Outperforming the Industry ▪Flushing Financial has a proven track record of industry-leading credit quality spanning two decades and multiple credit cycles ▪Average LTVs on the Real Estate portfolio is less than 35%2 ▪ Only $66.8 million of real estate loans (1% of gross loans) with an LTV of 75% or more2 ; $18.5 million have mortgage insurance as of September 30, 2025 1 “Industry” includes all U.S. Commercial Banks per S&P Capital IQ 2 Based on appraised value at origination Noncurrent Loans / Loans1 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 9M25 FFIC Industry

FlushingBank.com | NSQ: FFIC 11 Conservative Underwriting In Multifamily Portfolio Portfolio Data Points Multifamily NPLs/Loans: 53 bps Criticized and Classified Loans/Loans: 66 bps Weighted Average DCR1 : 1.7x Portfolio Size: $2.4 billion Average Loan Size: $1.1 million 1 Based on most recent Annual Loan Review Data as of September 30, 2025

FlushingBank.com | NSQ: FFIC 12 Recent Multifamily Market Sales vs Flushing Exposure Per Apartment 61% 40% 77% 42% - 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 180,000 200,000 Bronx Brooklyn Northern Manhattan Queens Sales Price Per Unit Published Q3 Report Avg $ Price P/U FFIC Avg Loan $ P/U FB LTV % P/U 1 FFIC Carrying Value Per Apartment Unit Significantly Exceeded 3Q25 Market Sales Data 1 Published Q3 report by Ariel Property Advisors released October 2025

FlushingBank.com | NSQ: FFIC 13 Low Past Due Multifamily Loans 1 Peers include: BKU, CNOB, DCOM, HNVR, KRNY, NFBK, FLG, PFS, and VLY When Multifamily information is not readily available, estimates are made based on total CRE portfolio data ▪ 30-89 days past due are 0.71% of total multifamily loans ▪ NPLs are 0.53% of total multifamily loans ▪ Criticized and Classified multifamily loans to total multifamily loans are 0.66% ▪ LLRs to multifamily criticized and classified loans improved to 74% Multifamily Credit Quality Statistics – 3Q25 Multifamily Ratios vs Peer Banks – 2Q251 Multifamily Allowance for Credit Losses/Criticized and Classified Multifamily Loans – 2Q25 69% 6% 7% 55% 882% 134% 6% 200% 10% FFIC Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Multifamily Allowance for Credit Losses / Criticized and Classified Multifamily Loans 0.73% 16.02% 5.17% 2.73% 0.08% 0.51% 29.76% 0.49% 11.61% FFIC Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Criticized and Classified Multifamily Loans / Total Multifamily Loans

FlushingBank.com | NSQ: FFIC 14 Strong Credit Quality In Investor CRE Portfolio Data Points Investor CRE NPLs/Loans: 111 bps Criticized and Classified Loans/Loans: 155 bps Weighted Average DCR1 : 1.8x Portfolio Size: $2.0 billion Average Loan Size: $2.7 million 1 Based on most recent Annual Loan Review Data as of September 30, 2025

FlushingBank.com | NSQ: FFIC 15 Area of Focus: Preserving Strong Liquidity and Capital ▪ Maintain ample liquidity with $3.9 billion of undrawn lines and resources as of September 30, 2025 ▪ Average Noninterest bearing deposits increased 5.7% YoY and 2.1% QoQ ▪ Uninsured and uncollateralized deposits only 17% of deposits as of September 30, 2025 ▪ Tangible common equity to tangible asset stable QoQ at 8.01% at September 30, 2025 ▪ Company and Bank well capitalized

FlushingBank.com | NSQ: FFIC 16 Continued Growth in Asian Market Deposits $47B market size; 3% market share ▪ Asian Communities – Total Loans $736.5 million and Deposits $1.4 billion ▪ 11.3% Deposit CAGR from 3Q22-3Q25 ▪ Multilingual Branch Staff Serves Diverse Customer Base in NYC Metro Area ▪ About One Third of Our Branches are in Asian markets… more to come ▪ Growth Aided by the Asian Advisory Board ▪ Sponsorships of Cultural Activities Support New and Existing Opportunities $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 Asian Deposits ($MMs)

FlushingBank.com | NSQ: FFIC 17 Outlook Balance Sheet ▪ Expect total assets to remain stable for the balance of 2025; loan growth market dependent ▪ Stay focused on improving asset and funding mix; expect normal historical funding patterns Net Interest Income ▪ $770.2 million of retail CDs at a weighted average rate of 3.98% to mature in the fourth quarter; September 2025 CD rates on retention were 3.54% ▪ Some opportunity to continue to reprice non-maturity deposits lower ▪ $175 million of loans scheduled to mature or reprice upwards 128 bps in 4Q251 ▪ No loan or funding swap maturities for the remainder of 2025 ▪ Normal seasonality in deposits inflows in 4Q25 Noninterest Income ▪ Approximately $59.0 million of back-to-back swaps in the loan pipeline; banking services fee income to benefit in the quarter as these loans close ▪ BOLI income expected to total $2.2 million per quarter Noninterest Expense ▪ 2025 core noninterest expense expected to increase 4.5%-5.5% from the 2024 base of $159.6 million as we continue to invest in the company Effective Tax Rate ▪ Expecting 24.5%-26.5% for the remainder of 2025 1 Based on September 30, 2025 index values

FlushingBank.com | NSQ: FFIC 18 Key Takeaways Improve Profitability ▪ GAAP and Core NIM each expanded 10 bps QoQ ▪ Real Estate loans expected to reprice ~147 bps higher through 2027 ▪ Opportunities to lower deposit costs ▪ Continuing to invest in people and branches to drive core business improvements ▪ Core ROAE increased 46% vs 3Q24 Maintain Credit Discipline ▪ Approximately 91% of the loan portfolio is collateralized by real estate with an average LTV of less than 35%1 ▪ Weighted average debt service coverage ratio is 1.7x for multifamily and investor commercial real estate loans ▪ Criticized and classified loans are 111bps of gross loans ▪ Manhattan office buildings exposure is minimal at 0.48% of gross loans Preserve Strong Liquidity and Capital ▪ $3.9 billion of undrawn lines and resources as of September 30, 2025 ▪ Uninsured and uncollateralized deposits were 17% of total deposits ▪ Average Noninterest Bearing total deposits increased 5.7% YoY 2025 Areas of Focus ▪ Tangible Common Equity to Tangible Assets was 8.01% at September 30, 2025 Improve Profitability Maintain Credit Discipline Preserve Strong Liquidity and Capital FFIC TBV/Sh $21.03 1 LTV based on appraisals at origination Meaningful Progress in All Areas

Appendix

FlushingBank.com | NSQ: FFIC 20 Key Community Events: Lunar New Year Parades

Digital Banking Usage Continues to Increase

8.3%

Increase in Monthly Mobile Deposit Active Users[1]

YoY Growth

~15,500

Users with Active Online Banking Status[1]

32,800

Digital Banking Enrollment[1]

Internet Banks

iGObanking and BankPurely national deposit gathering platforms

~2% of Average Deposits for September

Numerated

Small Business Lending Platform

$17.5MM of Commitments in YTD 2025

~16,600

Zelle

Zelle® Transactions

~$5.9MM

Zelle Dollar Transactions[1]

[1] For September 2025

FFIC FLUSHING Financial Corporation

FlushingBank.com | NSQ: FFIC 21

Annual Financial Highlights

	2024	2023	2022	2021	2020	2019
Reported Results						
(Loss) Earnings per Share	($1.07)	$0.96	$2.50	$2.59	$1.18	$1.44
ROAA	(0.35) %	0.34 %	0.93 %	1.00 %	0.48 %	0.59 %
ROAE	(4.67)	4.25	11.44	12.60	5.98	7.35
NIM FTE	2.15	2.24	3.11	3.24	2.85	2.47
Core[1] Results						
EPS	$0.73	$0.83	$2.49	$2.81	$1.70	$1.65
ROAA	0.24 %	0.29 %	0.92 %	1.09 %	0.68 %	0.68 %
ROAE	3.25	3.69	11.42	13.68	8.58	8.42
NIM FTE	2.10	2.21	3.07	3.17	2.87	2.49
Credit Quality						
NPAs/Loans & REO	0.76 %	0.67 %	0.77 %	0.23 %	0.31 %	0.24 %
LLRs/Loans	0.6	0.58	0.58	0.56	0.67	0.38
LLR/NPLs	120.51	159.55	124.89	248.66	214.27	164.05
NCOs/Average Loans	0.11	0.16	0.02	0.05	0.06	0.04
Criticized & Classifieds/Loans	1.07	1.11	0.98	0.87	1.07	0.66
Capital Ratios						
CET1	10.13 %	10.25 %	10.52 %	10.86 %	9.88 %	10.95 %
Tier 1	10.82	10.93	11.25	11.75	10.54	11.77
Total Risk-based Capital	14.23	14.33	14.69	14.32	12.63	13.62
Leverage Ratio	8.04	8.47	8.61	8.98	8.38	8.73
TCE/TA	7.82	7.64	7.82	8.22	7.52	8.05
Balance Sheet						
Book Value/Share	$21.53	$23.21	$22.97	$22.26	$20.11	$20.59
Tangible Book Value/Share	20.97	22.54	22.31	21.61	19.45	20.02
Dividends/Share	0.88	0.88	0.88	0.84	0.84	0.84
Average Assets ($B)	9.0	8.5	8.3	8.1	7.3	6.9
Average Loans ($B)	6.8	6.8	6.7	6.6	6.0	5.6
Average Deposits ($B)	7.3	6.9	6.5	6.4	5.2	5.0

[1] See Reconciliation of GAAP (Loss) Earnings and Core Earnings in Appendix

FFIC FLUSHING Financial Corporation

FlushingBank.com | NSQ: FFIC 22

FlushingBank.com | NSQ: FFIC 23 Assets ($B) Total Gross Loans ($B) Total Deposits ($B) $0.7 $8.9 1995 2000 2005 2010 2015 2020 2024 3Q25 29 Year Track Record of Steady Growth Core EPS ($) Dividends per Share ($) Tangible Book Value per Share ($) $- $0.90 1995 2000 2005 2010 2015 2020 2024 9M25 $0.6 $7.4 1995 2000 2005 2010 2015 2020 2024 3Q25 $0.3 $6.7 1995 2000 2005 2010 2015 2020 2024 3Q25 9% CAGR 11% CAGR 9% CAGR 4% CAGR1 14% CAGR1,2 $4.86 $21.03 1995 2000 2005 2010 2015 2020 2023 2024 3Q25 5% CAGR 1 Calculated from 1996-2024 2 9M25 data annualized Note: Acquisition of Empire Bancorp in 2020 (loans and deposits acquired of $685MM and $854MM, respectively; assets acquired of $982MM) $0.00 $0.88 1995 2000 2005 2010 2015 2020 2024 2025

FlushingBank.com | NSQ: FFIC 24 Approach to Real Estate Lending: Low Leverage & Shared Philosophy ▪ Since 1929, we have a long history of lending in metro New York City – Historically, credit quality has outperformed the industry and peers • From 2001-2024, median NCOs to average loans has been 4 bps compared to 59 bps for the industry • Median noncurrent loans to total loans has been 41 bps compared to 127 bps for the industry over the same period ▪ The key to our success is shared client philosophy – Our clients tend to have low leverage (average LTV is <35%) and strong cash flows (DCR is 1.7x for multifamily and investor CRE1 ) – Multigenerational – our clients tend to build portfolio of properties; generally, buy and hold – Borrowers are not transaction oriented – average real estate loan seasoning is over 8 years, which is generally passed the 5-year reset for multifamily and investor CRE loans – We do not attract clients who are short term borrowers, who want funds on future cash flows, or who are aggressively trying to convert rent regulated units into market rents Our conservative lending profile has served us well over many cycles. 1 Based on most recent Annual Loan Review

FlushingBank.com | NSQ: FFIC 25 Loans Secured by Real Estate Have an Average LTV of <35% 36% 12% 9% 7% 7% 5% 5% 5% 4% 3% 2%1%1% 1%1 % Multifamily: 36.0% Owner Occupied CRE: 12.0% Non Real Estate: 9.0% General Commercial: 7.0% One-to-four family - Mixed Use: 7.0% CRE - Shopping Center: 5.0% CRE - Strip Mall: 5.0% One-to-four family - Residential: 5.0% Commercial Mixed Use: 4.0% CRE - Single Tenant: 3.0% Industrial: 2.0% Office - Multi & Single Tenant: 1.0% Health Care/Medical Use: 1.0% Commercial Special Use: 1.0% Construction: 1.0% Office Condo & Co-Op: 1.0% $6.7B Total Portfolio 90% Real Estate Based

FlushingBank.com | NSQ: FFIC 26 Multifamily: Conservative Underwriting Standards ▪ All loans underwritten with a 250-300 bps increase in rates at origination; especially when rates were low ▪ Debt coverage ratios (DCR) based on current rents; not projected cash flows ▪ Underwritten Net Operating Income (NOI) at origination includes forecasted increases in expenses and potential increase in interest rates, which limits overall leverage ▪ Cap rates were underwritten to 5%+ when rates were low ▪ Annual loan reviews performed; cash flows updated annually and a trend analysis on the portfolio is performed ▪ 30-year amortization ▪ Loans generally reset every 5 years (FHLB Advance rate + spread) Portfolio Data Points Portfolio Size: $2.4 billion Average Loan Size: $1.1 million Current Weighted Average Coupon: 5.31% Weighted Average LTV1 : 40.6% % of Loans with LTV1 >75%: 0.45% Weighted Average DCR2 : 1.7x NPLs/Loans: 0.53% 30-89 Days Past Due/Loans: 0.71% Criticized and Classified Loans/Loans: 0.66% Underwriting Standards at Origination 1 Based on appraisal at origination 2 Excludes co-ops Data as of September 30, 2025

Multifamily: Manageable Repricing Risk

Actual Repricing

Rent Regulated Property	At Origination		At Reprice Date	
($000s)	2020	At Reset	CAGR	2025
Purchase Price:	$1,650			$1,650
Loan Amount	$990	$891		$891
LTV:	60.0%			54.0%
Rate:	3.75%	6.00%		6.88%
Annual Payment	$55	$69		$75
Income:	126	133	2.8%	145
Expense:	36	45	3.0%	41
NOI:	$90	$87		$103
DCR:	1.64	1.27		1.38

Market Rents Property	At Origination		At Reprice Date	
($000s)	2020	At Reset	CAGR	2025
Purchase Price:	$12,600			$12,600
Loan Amount	$8,000	$7,176		$7,176
LTV:	63.5%			57.0%
Rate:	3.50%	6.00%		6.38%
Annual Payment	$431	$555		$575
Income:	1,699	1,802	5.6%	2,236
Expense:	971	1,093	1.8%	1,061
NOI:	$728	$709		$1,174
DCR:	1.69	1.28		2.04

- Examples of a typical 2025 loan repricing:
  - Income and expense both increased at an approximate 3% CAGR for rent regulated rent buildings compared to 6% and 2%, respectively, for market rent buildings
  - Rate resets to FHLB 5-yr advance + a spread
- There were $49.4 million of multifamily loans schedule to reprice or mature in 3Q25 ~232 bps higher based on the June 30, 2025 index
  - Approximately 71% of the loans repriced and remained with the Bank
  - These loans repriced 250 bps higher to a weighted average rate of 6.50%
- For the remainder of 2025, $88.5 million of loans are forecasted to reprice 168 bps higher to a weighted average rate of 5.96%[1]

[1] Based on underlying index value on June 30, 2025

FFIC FLUSHING Financial Corporation
FlushingBank.com | NSQ: FFIC 27

FlushingBank.com | NSQ: FFIC 28 Multifamily: DCR Risks Are Well Contained Debt Coverage Ratio Details1 Multifamily weighted average DCR: 1.7x2 Amount of loans with a DCR of 1.0-1.2x: $152.5 million3 LTV4 of loans with a DCR of 1.0-1.2x: 52% Amount of loans with a DCR <1.0x: $77.9 million3 LTV4 of loans with a DCR <1.0x: 52% Of the loans with a DCR <1.2x: • $14.9 million have an LTV >70% • $41.3 million have an LTV >60% • $0.9 million are 90+ days past due; $0.9 million criticized or classified (with WA LTV of 53%) 1 Data as of September 30, 2025 2 Based on annual loan reviews 3 Excludes co-ops 4 Based on appraisal at origination ▪ Underwriting assumes higher rates at origination leading to strong DCRs ▪ Low amount of loans with DCRs less than 1.2x and minimal amount below 1.0x ▪ Borrowers have significant equity positions in these loans, especially for those with DCRs less than 1.0x ▪ Credit performance is favorable for DCRs of 1.2x or less: – $0.9 million 90+ days past due – Only $0.9 million of criticized or classified loans with a weighted average LTV of 53% Key Data Points1

FlushingBank.com | NSQ: FFIC 29 Multifamily: Minimal Interest Only; High Quality Performance 1 As of June 30, 2025 2 Based on appraisal at origination 3 Excludes co-ops Interest Only Loan Details1 Total interest only loans: $98.9 million Weighted average LTV2 : 47% Weighted average DCR: 1.7x3 Amount of loans with a DCR <1.2x: $12.3 million3 30-89 Days Past Due/Loans: $0 Criticized and Classified Loans/Loans: $0 Amount of loans to become fully amortizing in 2025: • $40.7 million • 1.8x current DCR and WALTV of 45% ▪ Interest only loans are typically only offered to relationship customers who have a prior history with the Bank ▪ A client requests an interest only loan when cash flows early in the project are low and will increase after improvements occur or if the cash flow is strong enough to cover the required debt service amortizing yet a preferred return for a limited time frame is desired ▪ Significant equity or multiple properties are offsetting factors ▪ Loans are generally interest only for 1-3 years and then become fully amortizing ▪ Underwritten on a fully amortizing basis ▪ Credit performance is stellar with no loans criticized or classified Key Data Points1

FlushingBank.com | NSQ: FFIC 30 Multifamily: Rent Regulated Portfolio – Granular and Low Risk ▪ New York City area has a shortage of affordable housing creating the need for rent regulated units; annual the Rent Guidelines Board establishes rental increases for these units ▪ Loans that contain rent regulated properties are about two thirds of the multifamily portfolio ▪ This portfolio is very granular with about half the portfolio in buildings that are 100% rent regulated and half with a mix of market rents ▪ Borrowers have over 50% equity in these properties ▪ With average seasoning nearly 8 years, these borrowers have experienced rate resets ▪ Credit performance is solid with low levels of delinquencies, criticized, and classified loans Key Data Points1 1 Data as of September 30, 2025 2 Based on appraisal at origination 3 Based on annual loan reviews Portfolio Data Points1 Portfolio Size: $1.4 billion Average Loan Size: $1.3 million Current Weighted Average Coupon: 5.30% Weighted Average LTV2 : 55% % of Loans with LTV2 >75%: 0.71% Weighted Average DCR: 1.7x3 NPLs/Loans: 0.65% 30-89 Days Past Due: 0.97% Criticized and Classified Loans: 3.15% Buildings that are 100% rent regulated: $679.8 million Buildings that are 50-99% rent regulated: $493.8 million Buildings that are <50% rent regulated: $245.9 million

FlushingBank.com | NSQ: FFIC 31 Investor CRE: Conservative Underwriting Standards ▪ All loans underwritten with a 250-300 bps increase in rates at origination; especially when rates were low ▪ Debt coverage ratios (DCR) based on current rents; not projected cash flows ▪ Underwritten Net Operating Income (NOI) at origination includes forecasted increases in expenses and potential increase interest rates, which limits overall leverage ▪ Cap rates were underwritten to 5%+ when rates were low ▪ Annual loan reviews performed; cash flows updated annually and a trend analysis on the portfolio is performed ▪ 30-year amortization ▪ Loans generally reset every 5 years (FHLB Advance rate + spread) Key Data Points1 Portfolio Data Points Portfolio Size: $2.0 billion Average Loan Size: $2.7 million Current Weighted Average Coupon: 5.56% Weighted Average LTV1 : 46% % of Loans with LTV1 >75%: None Weighted Average DCR: 1.8x NPLs/Loans: 111 bps 30-89 Days Past Due/Loans: 126 bps Criticized and Classified Loans/Loans: 155 bps Data as of September 30, 2025 1 Based on appraisal at origination

FlushingBank.com | NSQ: FFIC 32 Geographically Diverse Multifamily and CRE Portfolios 16% 28% 21% 18% 17% Bronx Kings Manhattan Queens Other $2.4 Billion Portfolio 8% 17% 18% 21% 5% 6% 8% 3% 14% Bronx Kings Manhattan Queens Other NY Nassau Suffolk NJ CT/Other $2.0 Billion Portfolio Multifamily Geography Underwrite Real Estate Loans with a Cap Rates over 6.4% in 2025 (5%+ Historically) and Stress Test Each Loan Non-Owner Occupied CRE Geography

Well-Diversified Commercial Business Portfolio

Real Estate Collateral
$779MM



$1.4B
Total Portfolio
12.3%
10.9%
10.8%
7.0%
6.9%
6.6%
6.4%
6.0%
5.7%
3.8%
3.6%
3.6%
2.6%
2.5%
2.2%
2.1%
1.9%
1.9%
1.6%
1.6%

- Construction/Contractors: 12.3%
- Trucking/Vehicle Transport: 10.8%
- Professional Services (Excluding Medical): 6.9%
- Hotels: 6.4%
- Medical Professionals: 5.7%
- Restaurants: 3.6%
- Airlines: 2.6%
- Theaters: 2.2%
- Civic and Social Organizations: 1.9%
- Schools/ Daycare Centers: 1.6%
- Wholesalers: 10.9%
- Financing Company: 7.0%
- Other: 6.6%
- Manufacturer: 6.0%
- Automobile Related: 3.8%
- Apparel: 3.6%
- Electrical Equipment: 2.5%
- Food Service: 2.1%
- Real Estate: 1.9%
- Retailer: 1.6%

Commercial Business

- Primarily in market lending
- Annual sales up to $250 million
- Lines of credit and term loans, including owner occupied mortgages
- Loans secured by business assets, including account receivables, inventory, equipment, and real estate
- Personal guarantees are generally required
- Originations are generally $100,000 to $10 million
- Adjustable rate loans with adjustment periods of five years for owner-occupied mortgages and for lines of credit the adjustment period is generally monthly
- Generally not subject to limitations on interest rate increases but have interest rate floors

FFIC FLUSHING Financial Corporation
FlushingBank.com | NSQ: FFIC 33

FlushingBank.com | NSQ: FFIC 34 Low Risk Credit Profile Results ACL by Loan Segment (3Q25) $2,443 $1,960 $483 $335 $52 $11 $1,373 0.49% 0.67% 0.32% 0.34% 0.29% 9.16% 0.94% -7 0. 00% -6 0. 00% -5 0. 00% -4 0. 00% -3 0. 00% -2 0. 00% -1 0. 00% 0. 00% 10 .0 0% Multifamily Residential Commercial Real Estate 1-4 Family - Mixed Use 1-4 Family - Residential Construction Small Business Administration Commercial Business and Other Loan Balance ($MM) ACLs / Loans

FlushingBank.com | NSQ: FFIC 35 Interest Rate Hedges: Shifting more towards Neutral Swap Type Notional ($ Million) 4Q25 Maturities ($ Million) 2026 Maturities ($ Million) 2027 Maturities ($ Million) Annualized Net Interest Income1 ($ Million) Loans2 $647.3 $- $313.9 $115.0 $7.0 Funding2 $725.8 $- $180.0 $125.0 $9.3 ▪ The $1.4 billion of total interest rate hedges results in annualized net interest income of $16.3 million as of September 30, 2025 • The net benefit will expand if the Fed raises rates or compress if the Fed cuts rates • The annualized impact of a 25 bp change in SOFR is approximately $3.4 million 1 As of September 30, 2025 2 Does not include $1.1 billion of customer back-to-back loan swaps and $100 million of interest rate floors ▪ Approximately 36% of the interest rate hedges will mature in 2026 and 17% in 2027

FlushingBank.com | NSQ: FFIC 36 Reconciliation of GAAP Earnings (Loss) and Core Earnings Non-cash Fair Value Adjustments to GAAP Earnings The variance in GAAP earnings (loss) and core earnings is partly driven by the impact of non-cash net gains and losses from fair value adjustments. These fair value adjustments relate primarily to borrowings carried at fair value under the fair value option. Core Net Income, Core Diluted EPS, Core ROAE, Core ROAA, Pre-provision, Pre-tax Net Revenue, Core Net Interest Income FTE, Core Net Interest Margin FTE, Core Interest Income and Yield on Total Loans, Core Noninterest Income, Core Noninterest Expense and Tangible Book Value per common share are each non-GAAP measures used in this presentation. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and noninterest items and provide an alternative view of the Company's performance over time and in comparison, to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as this measure is commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes this measure facilitates comparison of the quality and composition of the Company's capital over time and in comparison, to its competitors. This measure should not be viewed as a substitute for total shareholders' equity. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliation of GAAP Earnings (Loss) to CORE Earnings - Quarters

(Dollars in thousands, except per share data)	For the three months ended September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	For the nine months ended September 30, 2025	September 30, 2024
GAAP income (loss) before income taxes	$ 13,678	$ 18,936	$ (5,931)	$ (71,857)	$ 11,457	$ 26,683	$ 23,590
Net (gain) loss from fair value adjustments (Noninterest income (loss))	1,831	(1,656)	152	1,136	(974)	327	(197)
Net loss on sale of securities (Noninterest income (loss))	(661)	—	—	72,315	—	(661)	—
Life insurance proceeds (Noninterest income (loss))	—	—	—	(284)	(1)	—	(1)
Valuation allowance on loans transferred to held for sale (Noninterest income (loss))	—	(2,590)	194	3,836	—	(2,396)	—
Net (gain) loss from fair value adjustments on hedges (Net interest income)	(94)	(64)	(56)	(2,911)	(554)	(214)	(544)
Prepayment penalty on borrowings (Noninterest expense)	—	—	—	2,572	—	—	—
Net amortization of purchase accounting adjustments and intangibles (Various)	(113)	(176)	(167)	(101)	(62)	(456)	(316)
Impairment of goodwill (Noninterest expense)	—	—	17,636	—	—	17,636	—
Miscellaneous expense (Professional services)	1,053	395	(1)	218	10	1,447	504
Core income before taxes	15,694	14,845	11,827	4,924	9,876	42,366	23,036
Provision for core income taxes	3,737	3,683	3,896	715	2,153	11,316	5,545
Core net income	$ 11,957	$ 11,162	$ 7,931	$ 4,209	$ 7,723	$ 31,050	$ 17,491
GAAP diluted earnings (loss) per common share	$ 0.30	$ 0.41	$ (0.29)	$ (1.64)	$ 0.30	$ 0.43	$ 0.60
Net (gain) loss from fair value adjustments, net of tax	0.04	(0.04)	—	0.03	(0.03)	—	(0.01)
Net (gain) loss on sale of securities, net of tax	(0.01)	—	—	1.65	—	(0.01)	—
Life insurance proceeds	—	—	—	(0.01)	—	—	—
Valuation allowance on loans transferred to held for sale, net of tax	—	(0.06)	—	0.09	—	(0.06)	—
Net (gain) loss from fair value adjustments on hedges, net of tax	—	—	—	(0.05)	(0.01)	—	(0.01)
Prepayment penalty on borrowings, net of tax	—	—	—	0.04	—	—	—
Net amortization of purchase accounting adjustments, net of tax	—	—	—	—	—	—	(0.01)
Impairment of goodwill	—	—	0.51	—	—	0.51	—
Miscellaneous expense, net of tax	0.02	0.01	—	—	—	0.03	0.01
Loss not attributable to participating securities	—	—	—	0.03	—	—	—
Core diluted earnings per common share[1]	$ 0.35	$ 0.32	$ 0.23	$ 0.14	$ 0.26	$ 0.90	$ 0.59
Core net income, as calculated above	$ 11,957	$ 11,162	$ 7,931	$ 4,209	$ 7,723	$ 31,050	$ 17,491
Average assets	8,702,227	8,918,075	9,015,880	9,060,481	9,203,884	8,877,578	8,915,076
Average equity	712,600	709,839	731,592	662,190	672,762	717,941	669,845
Core return on average assets[2]	0.55 %	0.50 %	0.35 %	0.19 %	0.34 %	0.47 %	0.26 %
Core return on average equity[2]	6.71 %	6.29 %	4.34 %	2.54 %	4.59 %	5.77 %	3.48 %

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

FFIC FLUSHING Financial Corporation
FlushingBank.com | NSQ: FFIC 37

Reconciliation of GAAP Revenue and Pre-provision

Pre-tax Net Revenue - Quarters

(Dollars in thousands)	For the three months ended September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	For the nine months ended September 30, 2025	September 30, 2024
GAAP Net interest income	$ 53,828	$ 53,209	$ 52,989	$ 51,235	$ 45,603	$ 160,026	$ 130,776
Net (gain) loss from fair value adjustments on hedges	(94)	(64)	(56)	(2,911)	(554)	(214)	(544)
Net amortization of purchase accounting adjustments	(191)	(257)	(252)	(191)	(155)	(700)	(608)
Core Net interest income	$ 53,543	$ 52,888	$ 52,681	$ 48,133	$ 44,894	$ 159,112	$ 129,624
GAAP Noninterest income (loss)	$ 4,746	$ 10,277	$ 5,074	$ (71,022)	$ 6,277	$ 20,097	$ 13,577
Net (gain) loss from fair value adjustments	1,831	(1,656)	152	1,136	(974)	327	(197)
Net loss on sale of securities	(661)	—	—	72,315	—	(661)	—
(Reversal) Valuation allowance on loans transferred to held for sale	—	(2,590)	194	3,836	—	(2,396)	—
Life insurance proceeds	—	—	—	(284)	(1)	—	(1)
Core Noninterest income	$ 5,916	$ 6,031	$ 5,420	$ 5,981	$ 5,302	$ 17,367	$ 13,379
GAAP Noninterest expense	$ 43,365	$ 40,356	$ 59,676	$ 45,630	$ 38,696	$ 143,397	$ 117,635
Prepayment penalty on borrowings	—	—	—	(2,572)	—	—	—
Net amortization of purchase accounting adjustments	(78)	(81)	(85)	(90)	(93)	(244)	(292)
Impairment of goodwill	—	—	(17,636)	—	—	(17,636)	—
Miscellaneous expense	(1,053)	(395)	1	(218)	(10)	(1,447)	(504)
Core Noninterest expense	$ 42,234	$ 39,880	$ 41,956	$ 42,750	$ 38,593	$ 124,070	$ 116,839
Net interest income	$ 53,828	$ 53,209	$ 52,989	$ 51,235	$ 45,603	$ 160,026	$ 130,776
Noninterest income (loss)	4,746	10,277	5,074	(71,022)	6,277	20,097	13,577
Noninterest expense	(43,365)	(40,356)	(59,676)	(45,630)	(38,696)	(143,397)	(117,635)
Pre-provision pre-tax net (loss) revenue	$ 15,209	$ 23,130	$ (1,613)	$ (65,417)	$ 13,184	$ 36,726	$ 26,718
Core:							
Net interest income	$ 53,543	$ 52,888	$ 52,681	$ 48,133	$ 44,894	$ 159,112	$ 129,624
Noninterest income	5,916	6,031	5,420	5,981	5,302	17,367	13,379
Noninterest expense	(42,234)	(39,880)	(41,956)	(42,750)	(38,593)	(124,070)	(116,839)
Pre-provision pre-tax net revenue	$ 17,225	$ 19,039	$ 16,145	$ 11,364	$ 11,603	$ 52,409	$ 26,164
Efficiency Ratio	71.0 %	67.7 %	72.2 %	79.0 %	77.2 %	70.3 %	81.8 %

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

FFIC FLUSHING Financial Corporation
FlushingBank.com | NSQ: FFIC 38

Reconciliation of GAAP to Core Net Interest Income and NIM - Quarters

	For the three months ended					For the nine months ended	
(Dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
GAAP net interest income	$ 53,828	$ 53,209	$ 52,989	$ 51,235	$ 45,603	$ 160,026	$ 130,776
Net (gain) loss from fair value adjustments on hedges	(94)	(64)	(56)	(2,911)	(554)	(214)	(544)
Net amortization of purchase accounting adjustments	(191)	(257)	(252)	(191)	(155)	(700)	(608)
Tax equivalent adjustment	96	96	96	98	100	288	298
Core net interest income FTE	$ 53,639	$ 52,984	$ 52,777	$ 48,231	$ 44,994	$ 159,400	$ 129,922
Episodic items [1]	(1,498)	(878)	(294)	(648)	(1,647)	(2,670)	(2,944)
Net interest income FTE excluding episodic items	$ 52,141	$ 52,106	$ 52,483	$ 47,583	$ 43,347	$ 156,730	$ 126,978
Total average interest-earning assets [2]	$ 8,183,818	$ 8,405,053	$ 8,471,609	$ 8,590,022	$ 8,712,443	$ 8,352,437	$ 8,437,288
Core net interest margin FTE	2.62 %	2.52 %	2.49 %	2.25 %	2.07 %	2.54 %	2.05 %
Net interest margin FTE excluding episodic items	2.55 %	2.48 %	2.48 %	2.22 %	1.99 %	2.50 %	2.01 %
GAAP interest income on total loans, net [3]	$ 94,970	$ 94,758	$ 92,368	$ 94,104	$ 95,780	$ 282,096	$ 281,467
Net (gain) loss from fair value adjustments on hedges - loans	(94)	(64)	(56)	29	(364)	(214)	(378)
Net amortization of purchase accounting adjustments	(195)	(260)	(252)	(216)	(168)	(707)	(661)
Core interest income on total loans, net	$ 94,681	$ 94,434	$ 92,060	$ 93,917	$ 95,248	$ 281,175	$ 280,428
Average total loans, net [2]	$ 6,597,315	$ 6,681,009	$ 6,674,665	$ 6,783,264	$ 6,740,579	$ 6,650,712	$ 6,766,650
Core yield on total loans	5.74 %	5.65 %	5.52 %	5.54 %	5.65 %	5.64 %	5.53 %

[1] Episodic items include prepayment penalty income, net reversals and recovered interest from nonaccrual and delinquent loans, and swap terminations fees/income
[2] Excludes purchase accounting average balances for all periods presented
[3] Excludes interest income from loans held for sale.

FFIC FLUSHING Financial Corporation

FlushingBank.com | NSQ: FFIC 39

FlushingBank.com | NSQ: FFIC 40 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Quarters (Dollars in thousands) Total Equity $ 711,226 $ 706,377 $ 702,851 $ 724,539 $ 666,891 Less: Goodwill — — — (17,636) (17,636) Core deposit intangibles (854) (940) (1,029) (1,123) (1,220) Tangible Stockholders' Common Equity $ 710,372 $ 705,437 $ 701,822 $ 705,780 $ 648,035 Total Assets $ 8,871,991 $ 8,776,524 $ 9,008,396 $ 9,038,972 $ 9,280,886 Less: Goodwill — — — (17,636) (17,636) Core deposit intangibles (854) (940) (1,029) (1,123) (1,220) Tangible Assets $ 8,871,137 $ 8,775,584 $ 9,007,367 $ 9,020,213 $ 9,262,030 Tangible Stockholders' Common Equity to Tangible Assets 8.01% 8.04% 7.79% 7.82% 7.00% 2025 2025 2025 2024 2024 September 30, June 30, March 31, December 31, September 30,

Reconciliation of GAAP Earnings (Loss) and Core Earnings - Years

(Dollars In thousands, except per share data)	Years Ended December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019
GAAP (loss) income before income taxes	$ (48,267)	$ 39,833	$ 104,852	$ 109,278	$ 45,182	$ 53,331
Day 1, Provision for Credit Losses - Empire transaction	—	—	—	—	1,818	—
Net (gain) loss from fair value adjustments	939	(2,573)	(5,728)	12,995	2,142	5,353
Net (gain) loss on sale of securities	72,315	—	10,948	(113)	701	15
Life insurance proceeds	(285)	(1,281)	(1,822)	—	(659)	(462)
Valuation allowance on loans transferred to held for sale	3,836	—	—	—	—	—
Net gain on sale or disposition of assets	—	—	(104)	(621)	—	(770)
Net (gain) loss from fair value adjustments on hedges	(3,455)	(371)	(775)	(2,079)	1,185	1,678
Accelerated employee benefits upon Officer's death	—	—	—	—	—	455
Prepayment penalty on borrowings	2,572	—	—	—	7,834	—
Net amortization of purchase accounting adjustments and intangibles	(417)	(1,007)	(2,030)	(2,489)	80	—
Miscellaneous/Merger expense	722	526	—	2,562	6,894	1,590
Core income before taxes	27,960	35,127	105,341	119,533	65,177	61,190
Provision for core income taxes	6,260	10,209	28,502	30,769	15,428	13,957
Core net income	$ 21,700	$ 24,918	$ 76,839	$ 88,764	$ 49,749	$ 47,233
GAAP diluted (loss) earnings per common share	$ (1.07)	$ 0.96	$ 2.50	$ 2.59	$ 1.18	$ 1.44
Day 1, Provision for Credit Losses - Empire transaction, net of tax	—	—	—	—	0.05	—
Net (gain) loss from fair value adjustments, net of tax	0.02	(0.06)	(0.14)	0.31	0.06	0.14
Net (gain) loss on sale of securities, net of tax	1.68	—	0.26	—	0.02	—
Life insurance proceeds	(0.01)	(0.04)	(0.06)	—	(0.02)	(0.02)
Valuation allowance on loans transferred to held for sale, net of tax	0.09	—	—	—	—	—
Net gain on sale or disposition of assets, net of tax	—	—	—	(0.01)	—	(0.02)
Net (gain) loss from fair value adjustments on hedges, net of tax	(0.08)	(0.01)	(0.02)	(0.05)	0.03	0.05
Accelerated employee benefits upon Officer's death, net of tax	—	—	—	—	—	0.01
Prepayment penalty on borrowings, net of tax	0.06	—	—	—	0.20	—
Net amortization of purchase accounting adjustments and intangibles, net of tax	(0.01)	(0.02)	(0.05)	(0.06)	—	—
Miscellaneous/Merger expense, net of tax	0.02	0.01	—	0.06	0.18	0.04
Loss not attributable to participatng securities	0.02	—	—	—	—	—
NYS tax change	—	—	—	(0.02)	—	—
Core diluted earnings per common share[1]	$ 0.73	$ 0.83	$ 2.49	$ 2.81	$ 1.70	$ 1.65
Core net income, as calculated above	$ 21,700	$ 24,918	$ 76,839	$ 88,764	$ 49,749	$ 47,233
Average assets	8,951,618	8,501,564	8,307,137	8,143,372	7,276,022	6,947,881
Average equity	667,913	675,151	672,742	648,946	580,067	561,289
Core return on average assets[2]	0.24 %	0.29 %	0.92 %	1.09 %	0.68 %	0.68 %
Core return on average equity[2]	3.25 %	3.69 %	11.42 %	13.68 %	8.58 %	8.42 %

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

FFIC FLUSHING Financial Corporation
FlushingBank.com | NSQ: FFIC 41

Reconciliation of GAAP Revenue and Pre-Provision Pre-Tax Net Revenue - Years

	Years Ended					
(Dollars In thousands)	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019
GAAP Net interest income	$ 182,011	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940
Net (gain) loss from fair value adjustments on hedges	(3,455)	(371)	(775)	(2,079)	1,185	1,678
Net amortization of purchase accounting adjustments	(799)	(1,454)	(2,542)	(3,049)	(11)	—
Core Net interest income	$ 177,757	$ 177,327	$ 240,299	$ 242,841	$ 196,373	$ 163,618
GAAP Noninterest income (loss)	$ (57,445)	$ 22,588	$ 10,009	$ 3,687	$ 11,043	$ 9,471
Net (gain) loss from fair value adjustments	939	(2,573)	(5,728)	12,995	2,142	5,353
Net (gain) loss on sale of securities	72,315	—	10,948	(113)	701	15
Valuation allowance on loans transferred to held for sale	3,836	—	—	—	—	—
Life insurance proceeds	(285)	(1,281)	(1,822)	—	(659)	(462)
Net gain on disposition of assets	—	—	(104)	(621)	—	(770)
Core Noninterest income	$ 19,360	$ 18,734	$ 13,303	$ 15,948	$ 13,227	$ 13,607
GAAP Noninterest expense	$ 163,265	$ 151,389	$ 143,692	$ 147,322	$ 137,931	$ 115,269
Prepayment penalty on borrowings	(2,572)	—	—	—	(7,834)	—
Accelerated employee benefits upon Officer's death	—	—	—	—	—	(455)
Net amortization of purchase accounting adjustments	(382)	(447)	(512)	(560)	(91)	—
Miscellaneous/Merger expense	(722)	(526)	—	(2,562)	(6,894)	(1,590)
Core Noninterest expense	$ 159,589	$ 150,416	$ 143,180	$ 144,200	$ 123,112	$ 113,224
GAAP:						
Net interest income	$ 182,011	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940
Noninterest income (loss)	(57,445)	22,588	10,009	3,687	11,043	9,471
Noninterest expense	(163,265)	(151,389)	(143,692)	(147,322)	(137,931)	(115,269)
Pre-provision pre-tax net revenue	$ (38,699)	$ 50,351	$ 109,933	$ 104,334	$ 68,311	$ 56,142
Core:						
Net interest income	$ 177,757	$ 177,327	$ 240,299	$ 242,841	$ 196,373	$ 163,618
Noninterest income	19,360	18,734	13,303	15,948	13,227	13,607
Noninterest expense	(159,589)	(150,416)	(143,180)	(144,200)	(123,112)	(113,224)
Pre-provision pre-tax net revenue	$ 37,528	$ 45,645	$ 110,422	$ 114,589	$ 86,488	$ 64,001
Efficiency Ratio	81.0 %	76.7 %	56.5 %	55.7 %	58.7 %	63.9 %

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

FFIC FLUSHING Financial Corporation

FlushingBank.com | NSQ: FFIC 42

Reconciliation of GAAP and Core Net Interest Income and NIM - Years

	Years Ended					
(Dollars In thousands)	December 31, 2024	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019
GAAP net interest income	$ 182,011	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940
Net (gain) loss from fair value adjustments on hedges	(3,455)	(371)	(775)	(2,079)	1,185	1,678
Net amortization of purchase accounting adjustments	(799)	(1,454)	(2,542)	(3,049)	(11)	—
Tax equivalent adjustment	396	404	461	450	508	542
Core net interest income FTE	$ 178,153	$ 177,731	$ 240,760	$ 243,291	$ 196,881	$ 164,160
Episodic items [1]	(3,592)	(5,268)	(6,445)	(6,629)	(4,576)	(6,501)
Net interest income FTE excluding episodic items	$ 174,561	$ 172,463	$ 234,315	$ 236,662	$ 192,305	$ 157,659
Total average interest-earning assets [2]	$ 8,475,681	$ 8,027,898	$ 7,841,407	$ 7,681,441	$ 6,863,219	$ 6,582,473
Core net interest margin FTE	2.10 %	2.21 %	3.07 %	3.17 %	2.87 %	2.49 %
Net interest margin FTE excluding episodic items	2.06 %	2.15 %	2.99 %	3.08 %	2.80 %	2.40 %
GAAP interest income on total loans, net [3]	$ 375,571	$ 355,348	$ 293,287	$ 274,331	$ 248,153	$ 251,744
Net (gain) loss from fair value adjustments on hedges	(349)	(345)	(775)	(2,079)	1,185	1,678
Net amortization of purchase accounting adjustments	(877)	(1,503)	(2,628)	(3,013)	(356)	—
Core interest income on total loans, net	$ 374,345	$ 353,500	$ 289,884	$ 269,239	$ 248,982	$ 253,422
Average total loans, net [2]	$ 6,770,826	$ 6,850,124	$ 6,748,165	$ 6,653,980	$ 6,006,931	$ 5,621,033
Core yield on total loans	5.53 %	5.16 %	4.30 %	4.05 %	4.14 %	4.51 %

[1] Episodic items include prepayment penalty income, net reversals and recovered interest from nonaccrual and delinquent loans, and swap terminations fees/income.
[2] Excludes purchase accounting average balances for the years ended 2024, 2023, 2022, 2021, and 2020
[3] Excludes interest income from loans held for sale.

FFIC FLUSHING Financial Corporation

FlushingBank.com | NSQ: FFIC 43

FlushingBank.com | NSQ: FFIC 44 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Years (Dollars in thousands) Total Equity $ 724,539 $ 669,837 $ 677,157 $ 679,628 $ 618,997 $ 579,672 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) (16,127) Core deposit intangibles (1,123) (1,537) (2,017) (2,562) (3,172) — Intangible deferred tax liabilities — — — 328 287 292 Tangible Stockholders' Common Equity $ 705,780 $ 650,664 $ 657,504 $ 659,758 $ 598,476 $ 563,837 Total Assets $ 9,038,972 $ 8,537,236 $ 8,422,946 $ 8,045,911 $ 7,976,394 $ 7,017,776 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) (16,127) Core deposit intangibles (1,123) (1,537) (2,017) (2,562) (3,172) — Intangible deferred tax liabilities — — — 328 287 292 Tangible Assets $ 9,020,213 $ 8,518,063 $ 8,403,293 $ 8,026,041 $ 7,955,873 $ 7,001,941 Tangible Stockholders' Common Equity to Tangible Assets 7.82% 7.64% 7.82% 8.22% 7.52% 8.05% 2021 2020 2019 December 31, December 31, December 31, December 31, 2024 December 31, 2023 December 31, 2022

Contact Details Susan K. Cullen SEVP, CFO & Treasurer scullen@flushingbank.com (718) 961-5400

FlushingBank.com